Exhibit 5


                     [LETTERHEAD OF ACXIOM CORPORATION]


                                                    September 17, 1998


Board of Directors
Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72033

                      Re:     Acxiom Corporation
                              Registration Statement on Form S-8

Ladies and Gentlemen:

               I am the Secretary and General Counsel to Acxiom Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the issuance by the Company of 3,982,003 shares (the "Shares") of the Company's common stock, par value $.10 per share ("Common Stock"), issuable under the May & Speh, Inc. ("May & Speh") 1994 Executive Stock Option Plan and the May & Speh 1995 Key Employee Stock Option Plan (together, the "Plans"). The Company has assumed the obligations of May & Speh under the Plans in connection with the merger of ACX Acquisition Co., Inc. ("Sub") with and into May & Speh pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among the Company, Sub and May & Speh.

               This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

               In connection with this opinion, I have examined (i) the Registration Statement, (ii) the Plans, (iii) the Merger Agreement, (iv) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, in each case as amended to the date hereof, (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the approval of the transactions contemplated by the Merger Agreement, and (vi) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

               In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

               I am admitted to the bar of the State of Arkansas and I express no opinion as to the laws of any other jurisdiction except for the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent specifically referred to herein.

               Based upon the foregoing and subject to the foregoing I am of the opinion that the Common Stock, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

               For purposes of this opinion, I have assumed that, prior to the issuance of any of the Shares, (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) the exercise price of the Shares issued under the Plans will not be less than the par value of such Shares at the time of issuance; (iii) there will be no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of the Company to issue the Shares; and (iv) certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                             Very truly yours,

                             /s/ Catherine L. Hughes
                             __________________________
                             Catherine L. Hughes
                             Secretary and General Counsel